STALEY, OKADA & PARTNERS
Chartered Accountants

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use of our report dated July 7, 2006 (except as to Note 12, which is as of July 18, 2006) relating to the consolidated financial statements of Rotoblock Corporation and to the reference to our firm in the Form 10K-SB.

Vancouver, BC /s/ Staley, Okada & Partners

October 31, 2007

STALEY, OKADA & PARTNERS
Chartered Accountants